SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported):
May 20, 2002

Alpharma Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8593	22-2095212
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Executive Drive, Fort Lee, New Jersey 07024
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code
(201) 947-7774

Not Applicable
______________________________________________
(Former name or former address, if changed since
last report)

Item 5. Other Events

The United States District Court for the District of New Jersey has dismissed, with prejudice the class action filed against the Company (See Item 3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001) alleging damages under U.S. Securities Laws as a result of allegedly improper revenue recognition practices including practices relating to the Company's animal health business in Brazil. The period during which the plaintiffs may appeal this final ruling of the District Court has not yet expired.

Separately, the U.S. Securities and Exchange Commission has informed the Company that it has issued a formal Order of Investigation. This investigation relates to the Company's revenue recognition practices in connection with the previously reported revisions to the Company's financial results which were completed in 2001. The Company anticipates cooperating with this review.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ALPHARMA INC.
By: /s/Robert F. Wrobel
Robert F. Wrobel Executive Vice President and Chief Legal Officer

Date: June 3, 2002